DESCRIPTION OF THE REGISTRANT'S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2019, CrossFirst Bankshares, Inc. ("CrossFirst," "Corporation," "we, "us," or "our") has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"): our common stock, par value $0.01 per share ("Common Stock"). Description of Common Stock The following description of the Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the articles of incorporation of CrossFirst (the "Articles of Incorporation") and the bylaws of CrossFirst (the "Bylaws"), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this exhibit is a part. We encourage you to read the Articles of Incorporation, the Bylaws and the applicable provisions of the Kansas General Corporation Code (the "KGCC") for more information. Authorized Capital Stock The authorized capital stock of the Corporation consists of 200,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). The shares of Common Stock currently outstanding are fully paid and nonassessable. No shares of Preferred Stock are currently outstanding. Dividend Rights To the extent permitted under the KGCC and subject to the rights of any series of Preferred Stock we may issue in the future, each holder of Common Stock participates ratably in dividends, which are payable when and as declared by our board of directors (the "Board of Directors"). Voting Rights Each holder of Common Stock has the right to vote on matters submitted to a vote of the stockholders; provided, however, that except as otherwise required by law, common stockholders are not entitled to vote on any amendment to the Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote, pursuant to the Articles of Incorporation or pursuant to the KGCC. Each stockholder is entitled to one vote per share of Common Stock held by each such stockholder, including, without limitation, respecting the election of directors. Subject to the rights of the holders of any series of Preferred Stock we may issue in the future and except as otherwise required by law or the Articles of Incorporation or the Bylaws, matters are generally decided by the affirmative vote of a majority of the votes properly cast for or against such matter. The Board of Directors is currently divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. Stockholders may not cumulate their votes in the election of directors. Subject to the rights of the holders of any series of Preferred Stock we may issue in the future and except as otherwise required by law or the Articles of Incorporation, directors are elected by a plurality of the voting power present or represented at the applicable meeting and entitled to vote on the election of directors. Subject to the rights of the holders of any series of Preferred Stock we may issue in the future and except otherwise provided by law or by the Articles of Incorporation, the holders representing a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business. Liquidation Rights Upon any liquidation, dissolution or winding up of the Corporation, holders of the Corporation's debt securities and lenders with respect to other borrowings will receive distributions of the Corporation's available assets prior to holders of Common Stock or any series of Preferred Stock of the Corporation. Upon liquidation, holders of any series of Preferred Stock we may issue in the future will generally receive distributions of the Corporation's available assets prior to holders of Common Stock. After the payment of all liabilities and of the liquidation preferences with respect to any issued and outstanding shares of Preferred Stock, we will distribute our remaining assets to the holders of the Common Stock on a pro rata basis. Other Rights and Preferences The Common Stock does not have conversion, preemptive or other rights to subscribe for additional shares of capital stock of any class or series of the Corporation, whether now or hereafter authorized. In addition, there are no sinking fund or redemption provisions applicable to the Common Stock. Anti-Takeover Considerations and Special Provisions of Our Articles of Incorporation, Bylaws and Kansas Law Certain provisions of Kansas law and the Articles of Incorporation and Bylaws could have the effect of delaying or deferring the removal of incumbent directors that a stockholder may consider to be in the stockholder's best interest or delaying, deferring or discouraging another party from acquiring control of us, including delaying, preventing, discouraging or making more difficult unsolicited tender offers or takeover attempts that a stockholder may consider to be in the stockholder's best interest, including those takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors. These provisions may also serve to discourage hostile takeover practices and inadequate takeover bids and have the effect of making it more difficult for third parties to cause the replacement of our current management. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal. These provisions include: Authorized but Unissued Capital Stock We have authorized but unissued shares of Common Stock, and the Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by the Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise. No Stockholder Action by Written Consent The Articles of Incorporation provide that, except as otherwise provided by or pursuant to any resolution or resolutions of the Board of Directors providing for the issuance of any series of stock having a preference over the Common Stock as to dividends or upon liquidation, stockholder action can be taken only at a duly called meeting of stockholders of the Corporation and may not be effected by any consent in writing by stockholders. Classified Board Holders of the Preferred Stock that we may issue in the future may have the right to elect members of the Board of Directors. The Board of Directors is currently divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. The Articles of Incorporation require that in the event of any increase or decrease in the number of our directors, the number of directors in each class be apportioned as nearly equal as possible. Any decrease in number of directors does not shorten the term of any incumbent director. Each director generally serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected (subject to shortened terms in the case of directors in office prior to our conversion to a corporation on December 31, 2017), provided, that each initial Class I director serves for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected, each initial Class II director serves for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected and each initial Class III director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and that the term of each director will continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of directors on a classified board. Limitation on Right to Call a Special Meeting of Stockholders The Articles of Incorporation and Bylaws provide that, except as otherwise required by the KGCC or as may be granted to the holders of any series of Preferred Stock, special meetings of stockholders may be called only by either the Chief Executive Officer of the Corporation or by at least as many directors as would be a majority of our directors if there are no vacancies on the Board of Directors. Advance Notice Provisions The Articles of Incorporation and Bylaws establish advance notice procedures with regard to stockholder proposals to nominate directors or bring business at annual meetings of stockholders. Generally, these procedures provide that notice of a stockholder proposal or director nomination must be received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. The notice must also meet certain form and content requirements specified in the Bylaws. These requirements and procedures may preclude stockholders from nominating directors or bringing business at annual meetings. Filling of Board Vacancies Any vacancy occurring and newly created directorships resulting from any increase in the authorized number of directors in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and may not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship holds office until the next elections for the class of directors for which such director has been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal. Charter Amendments Certain provisions of the Articles of Incorporation with respect to the Board of Directors, meetings of stockholders, limitation of director liability, indemnification and advancement of expenses and amendments to the Articles of Incorporation and Bylaws may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. Accordingly, satisfaction of heightened voting standards would be required to amend the Articles of Incorporation, which could have the effect of delaying, deferring or discouraging the acquisition of control of us. Adoption, Amendment and Repeal of the Bylaws The Articles of Incorporation authorize the Board of Directors to make, amend and repeal the Bylaws of the Corporation and our stockholders may only make, amend or repeal the Bylaws of the Corporation by the affirmative vote of two-thirds of the capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. Accordingly, the Board of Directors could take action to amend the Bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. Business Combinations with Certain Persons We are subject to Section 17-6427 of the KGCC, which provides that, subject to certain exceptions, a Kansas corporation such as us may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, who is an "interested stockholder" (generally defined as the holder of 15% or more of the corporation's outstanding voting stock) for a period of three years following the date such person became an interested stockholder, unless (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the amount of voting stock outstanding certain shares owned by persons who are both officers and directors and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. This law may have the effect of prohibiting a business combination involving us, even if such event would be beneficial to our stockholders. Control Share Acquisition Statute We are also subject to Section 17-1286 et seq. of the KGCC, which provides that, subject to certain exceptions, any person or group must obtain stockholder approval before acquiring any share of stock of a Kansas corporation such as us if, after the acquisition, that person or group would trigger a specified level of voting power, beginning at 20%, as set forth in the statute. If the acquiring person fails to obtain such stockholder approval, the acquired shares lose their voting rights. These voting rights may be retained or restored only if the statutory disclosure requirements are met and the approval of both a majority of the outstanding voting stock and a majority of the outstanding voting stock excluding "interested shares" (generally, shares owned by the acquiring person or group, the corporation's directors who are also its employees, and the corporation's officers) is secured. Removal of Directors Except for additional directors elected by the holders of a series of Preferred Stock we may issue in the future entitling such holders to elect directors, any director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class. Elimination of Liability and Indemnification The Articles of Incorporation eliminate a director's liability to us and our stockholders for monetary damages for breach of a fiduciary duty as a director, except in connection with (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 17- 6424 of the KGCC (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation and Bylaws provide that we will indemnify each of our officers and directors to the fullest extent permitted by applicable law and that any modification or repeal of the Articles of Incorporation or Bylaws will not adversely affect this indemnification right of our officers and directors with respect to any act or omission occurring prior to such modification or repeal. Our Articles of Incorporation provide for advancement of expenses to any person who is or was an officer or director to the fullest extent permitted by applicable law except for certain claims brought by any such indemnified party and the Bylaws further provide that any expenses (including attorneys' fees) actually and reasonably incurred by our officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by us in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that such officer or director was not entitled to be indemnified. The Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in the Articles of Incorporation or Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to provide additional indemnification with respect to the same or different persons or classes of person. In this regard, we have entered into indemnification agreements with each of our current directors and officers, and we anticipate that we will enter into indemnification agreements with each of our future directors and officers, that provide these individuals with a contractual right to indemnification from us to the fullest extent permitted under Kansas law against any liability that may arise by reason of their service to us, and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. Our Bylaws further authorize us to purchase and maintain insurance on behalf of our officers and directors and we have obtained insurance to cover such individuals for certain liabilities. Kansas and Federal Banking Law Under the Kansas Banking Code, the following transactions, among others, require application to and the prior written approval of the Office of the State Bank Commissioner of Kansas: (i) the acquisition of control of any Kansas state-chartered bank, (ii) the merger or consolidation of any Kansas state- chartered bank, and (iii) the acquisition of the assets of, or the assumption of the liability to pay any deposit made in, any Kansas-state chartered bank. For purposes of this law, "control" means the power to: (i) vote 25% or more of any class of voting shares, (ii) direct, in any manner, the election of a majority of the directors or (iii) direct or exercise a controlling influence over the management or policies. The Bank Holding Company Act of 1956, as amended, generally prohibits any corporation that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Corporation. For purposes of this law, "control" generally means ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of any class of our voting securities. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company or a bank unless the Federal Reserve and the Federal Deposit Insurance Corporation ("FDIC"), as applicable, has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve and the FDIC, the acquisition of 10% or more of a class of voting stock of a bank holding company or a bank with a class of securities registered under Section 12 of the Exchange Act, such as the Corporation after completion of the offering, could constitute acquisition of control of the bank holding company. The foregoing provisions of Kansas and federal law could make it more difficult for a third party to acquire our wholly-owned subsidiary CrossFirst Bank or a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, or effect a proxy contest for control of the Corporation or other changes in our management. Transfer Agent The Corporation's transfer agent is Broadridge Corporate Issuer Solutions, Inc. Listing The Common Stock is traded on the Nasdaq Global Select Market under the trading symbol "CFB."